Exhibit 99.2
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject
   to Section 16:                            [X]

   Name and Address:                         Paul Touradji

                                             101 Park Avenue, 48th Floor
                                             New York, NY 10178

   Issuer and Ticker Symbol:                 Aventine Renewable Energy Holdings
                                             Inc. (AVR)

   Date of Earliest Transaction:             1/23/07

   Relationship to Issuer:                   10% Owner

   Designated Filer:                         Touradji Capital Management, LP

   TABLE I INFORMATION
   Title of Security:                        Common Stock
   Transaction Date:                         1/23/07
   Transaction Code:                         S
   Securities Disposed:                      500,000
   Acquired or Disposed:                     D
   Price:                                    $19.75
   Ownership Form:                           I
   Amount Beneficially Owned After
   Transaction                               3,727,364
   Nature of Indirect Beneficial Ownership   (1)


   Signature:                                PAUL TOURADJI


                                             By: /s/ Thomas S. Dwan
                                                 -------------------------------
                                                 Name:  Thomas S. Dwan
                                                 Title: Attorney-in-fact (2)

   Date:                                     January 25, 2007